TherapeuticsMD, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 24, 2020, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of TherapeuticsMD, Inc. (a Nevada Corporation) on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said reports in the Registration Statements of TherapeuticsMD, Inc. on Form S-3 (File No. 333-226452) and on Forms S-8 (File No. 333-191730 and File No. 333-232268).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

February 24, 2020

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